SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

CAROLINA BANK HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(state or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

528 College Road, Greensboro, North Carolina 27410

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 288-1898

2604 Lawndale Drive, Greensboro, North Carolina 27408

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 15, 2008, Julius L. “Jay” Young, a director of Carolina Bank Holdings, Inc., Greensboro, North Carolina (the “Registrant”), and its wholly owned subsidiary, Carolina Bank (the “Bank”), resigned from the Boards of Director of the Registrant and Bank.

Mr. Young’s resignation was not due to any disagreement with the Registrant or the Bank.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: April 30, 2008

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